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Exhibit 99.2

CELLU TISSUE HOLDINGS, INC.

Exchange Offer
to holders of its
11 1/2% Senior Secured Notes due 2014

NOTICE OF GUARANTEED DELIVERY

        As set forth in (i) the Prospectus, dated                        , 2009 (the "Prospectus"), of Cellu Tissue Holdings, Inc. (the "Issuer") and Cellu Tissue—CityForest LLC, Cellu Tissue—Long Island, LLC, Cellu Tissue—Thomaston, LLC, Cellu Tissue Corporation—Natural Dam, Cellu Tissue Corporation—Neenah, Cellu Tissue LLC, Coastal Paper Company, Interlake Acquisition Corporation Limited, Menominee Acquisition Corporation, Van Paper Company and Van Timber Company (together, the "Guarantors") under "The exchange offer—procedures for tendering old notes" and (ii) the Letter of Transmittal (the "Letter of Transmittal") relating to the offer by the Issuer and the Guarantors to exchange up to $255,000,000 in principal amount of the Issuer's new 11 1/2% Senior Secured Notes due 2014 for $255,000,000 in principal amount of the Issuer's 11 1/2% Senior Secured Notes due 2014 (the "Old Notes"), which Old Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended, this form or one substantially equivalent hereto must be used to accept the offer of the Issuer and the Guarantors if: (i) certificates for the Old Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent.

To: The Bank of New York Mellon Trust Company, N.A.
(the "Exchange Agent")

By Facsimile:
(212) 298-1915

Confirm by Telephone:
(212) 815-2742

By Mail, Hand or Courier:
c/o The Bank of New York Mellon
Corporate Trust Operations
Reorganization Unit
101 Barclay Street—7 East
New York, New York 10286
Attn: Ms. Diane Amoroso

For information on other offices or agencies of the Exchange Agent where Old
Notes may be presented for exchange, please call the telephone number listed above.

        Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

        Notwithstanding anything contained in this Notice of Guaranteed Delivery or in the related Letter of Transmittal, tenders can only be made through ATOP by DTC participants and Letters of Transmittal can only be accepted by means of an Agent's Message.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuer and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Old Notes Tendered:
Certificate Nos. (if available):
Total Principal Amount Represented by Old Notes Certificate(s):
Account Number:
Name(s) in which Old Notes Registered:
Date:

  Sign Here

Signature(s):

Please Print the Following Information
Name(s):

Address(es):

Area Code and Tel. No(s).:

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GUARANTEE

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized signature medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Program (MSP), or any other "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State:	Zip Code:

Area Code and Tel. No.:

Dated:

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  Exhibit 99.2
To: The Bank of New York Mellon Trust Company, N.A. (the "Exchange Agent")